Exhibit 99.1

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Weyerhaeuser Announces Intention to Split-Off Weyerhaeuser Real Estate Company
FEDERAL WAY, Wash. (May 12, 2014) - The board of directors of Weyerhaeuser Company (NYSE: WY) today announced its intention to distribute via a split-off transaction all of the issued and outstanding shares of Weyerhaeuser Real Estate Company (WRECO), an indirect wholly owned subsidiary of Weyerhaeuser. The split-off is in connection with the previously announced “Reverse Morris Trust” transaction, pursuant to which a wholly owned subsidiary of TRI Pointe Homes, Inc. (NYSE: TPH) will merge with and into WRECO, with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe.
The exchange is expected to be tax-free to participating Weyerhaeuser shareholders for U.S. federal income tax purposes. The commencement of the exchange offer will be announced at a later date, at which time the full terms of such exchange will be disclosed. The transaction is expected to close following the expiration date of the exchange offer. The transaction is subject to customary closing conditions, including TRI Pointe shareholder approval.
In this split-off transaction, Weyerhaeuser shareholders will have the option to exchange some or all of their Weyerhaeuser common shares for WRECO common shares, which will immediately be converted into the right to receive shares of TRI Pointe common stock upon the consummation of the transaction. As a result of the exchange offer, the number of Weyerhaeuser’s outstanding shares will be reduced.
All of the 100,000,000 issued and outstanding WRECO common shares (which will be converted into the right to receive 129,700,000 newly issued shares of TRI Pointe common stock) will be offered in exchange for Weyerhaeuser common shares in the offer, subject to adjustments in certain circumstances. The exchange offer will be subject to proration if the offer is over-subscribed, and the number of shares Weyerhaeuser accepts in the exchange offer may be less than the number of shares tendered.
If the exchange offer is consummated but not fully subscribed, then the additional WRECO common shares owned by Weyerhaeuser will be distributed as a pro rata dividend to Weyerhaeuser shareholders.
About Weyerhaeuser
Weyerhaeuser Company, a Washington corporation, is one of the world’s largest private owners of timberlands. Weyerhaeuser owns or controls nearly seven million acres of timberlands, primarily in the U.S., and manages another 13.9 million acres under long-term licenses in Canada. It manages these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. Weyerhaeuser is also one of the largest manufacturers of wood and specialty cellulose fibers products, and through WRECO it develops real estate, primarily as a builder of single-family homes. Weyerhaeuser is a real estate investment trust. Its business segments are timberlands (which includes logs, chips and timber), wood products (which includes softwood lumber, plywood, veneer, oriented strand board, hardwood lumber, engineered lumber, raw materials and building materials distribution), cellulose fibers (which includes fluff pulp, liquid packaging board and paper products) and real estate. Weyerhaeuser generated revenues of $2.0 billion during the three months ended March 31, 2014 and $8.5 billion during the year ended December 31, 2013. Weyerhaeuser is listed on the Dow Jones World Sustainability Index, and the company’s common stock trades on the New York Stock Exchange under the symbol WY.

Forward-Looking Statements
This communication contains forward-looking statements concerning Weyerhaeuser Company (“Weyerhaeuser”) and TRI Pointe Homes, Inc. (“TRI Pointe”). These statements are based on various assumptions and the current expectations of the management of Weyerhaeuser and TRI Pointe, and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on the operations or financial condition of Weyerhaeuser or TRI Pointe. Forward-looking statements included herein are made as of the date hereof, and Weyerhaeuser and TRI Pointe undertake no obligation to publicly update or revise any forward-looking statement unless required to do so by the federal securities laws.
Some forward-looking statements discuss Weyerhaeuser’s and TRI Pointe’s plans, strategies and intentions. They use words such as “expects,” “may,” “will,” “believes,” “should,” “would,” “could,” “approximately,” “anticipates,” “estimates,” “targets,” “intends,” “likely,” “projects,” “positioned,” “strategy,” “future,” and “plans.” In addition, these words may use the positive or negative or other variations of those terms. Forward-looking statements in this document include statements regarding the expected effects on Weyerhaeuser, Weyerhaeuser Real Estate Company (“WRECO”) and TRI Pointe of the proposed distribution of WRECO to Weyerhaeuser’s shareholders and combination of WRECO with a subsidiary of TRI Pointe (the “Transaction”), the anticipated timing and benefits of the Transaction and whether the Transaction will be tax-free for Weyerhaeuser and its shareholders for U.S. federal income tax purposes. Forward-looking statements also include all other statements in this document that are not historical facts.
These statements are based on the current expectations of the management of Weyerhaeuser and TRI Pointe (as the case may be) and are subject to uncertainty and to changes in circumstances. Major risks, uncertainties and assumptions include, but are not limited to: the satisfaction of the conditions to the Transaction and other risks related to the completion of the Transaction and actions related thereto; Weyerhaeuser’s and TRI Pointe’s ability to complete the Transaction on the anticipated terms and schedule, including the ability to obtain shareholder and regulatory approvals and the anticipated tax treatment of the Transaction and related transactions; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; TRI Pointe’s ability to integrate WRECO successfully after the closing of the Transaction and to achieve anticipated synergies; the risk that disruptions from the Transaction will harm Weyerhaeuser’s or TRI Pointe’s businesses; the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages, and the strength of the U.S. dollar; and other factors described under “Risk Factors” in each of Weyerhaeuser’s and TRI Pointe’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.’

Additional Information and Where to Find It
In connection with the proposed “Reverse Morris Trust” transaction between TRI Pointe and Weyerhaeuser, pursuant to which WRECO (with certain exclusions) will be combined with TRI Pointe, TRI Pointe has filed a registration statement on Form S-4 (No. 333-193248) with the Securities and Exchange Commission (“SEC”), which includes a prospectus. TRI Pointe has also filed a preliminary proxy statement which will be sent to the TRI Pointe shareholders in connection with their vote required in connection with the transaction. In addition, WRECO has filed a registration statement on Forms S-4 and S-1 (No. 333-193251) in connection with its separation from Weyerhaeuser. The parties expect that additional amendments to the proxy statement and registration statements will be filed with the SEC prior to commencement of the exchange offer. Investors and security holders are urged to read the proxy statement and registration statement/prospectus and any other relevant documents, because they contain important information about TRI Pointe, the real estate business of Weyerhaeuser and the proposed transaction. The proxy statement and registration statement/prospectus and any amendments and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from Weyerhaeuser upon written request to Weyerhaeuser Company, 33663 Weyerhaeuser Way South, Federal Way, Washington 98003, Attention: Investor Relations, or by calling (800) 561-4405, or from TRI Pointe upon written request to TRI Pointe Homes, Inc., 19520 Jamboree Road, Irvine, California 92612, Attention: Investor Relations, or by calling (949) 478-8696.

Pre-Commencement Written Communications
In connection with the proposed exchange offer for the split-off of the common shares of Weyerhaeuser Real Estate Company, Weyerhaeuser will file a tender offer statement with the SEC. Investors and security holders are urged to read the tender offer statement when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the tender offer statement (when it is available) and other documents filed by Weyerhaeuser with the SEC on the SEC’s website at www.sec.gov. The tender offer statement and these other documents may also be obtained free of charge, when they become available, from Weyerhaeuser upon written request to Weyerhaeuser Company, 33663 Weyerhaeuser Way South, Federal Way, Washington 98003, Attention: Investor Relations, or by calling (800) 561-4405.
Participants in the Solicitation
This communication is not a solicitation of a proxy from any security holder of TRI Pointe or Weyerhaeuser. However, Weyerhaeuser, TRI Pointe and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from TRI Pointe’s shareholders in connection with the proposed transaction. Information about the Weyerhaeuser’s directors and executive officers may be found in its Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 18, 2014, and the definitive proxy statement relating to its 2014 Annual Meeting of Shareholders filed with the SEC on February 25, 2014. Information about the TRI Pointe’s directors and executive officers may be found in its Annual Report on Form 10-K/A for the year ended December 31, 2013, filed with the SEC on April 30, 2014. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of these participants, whether by security holdings or otherwise, will be included in the registration statement/prospectus, proxy statement and other relevant materials to be filed with the SEC when they become available.

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